Exhibit 10.9 (b)

FIRST AMENDMENT

TO THE RURAL CELLULAR CORPORATION

KEY EMPLOYEE

DEFERRED COMPENSATION PLAN

Effective as of May 1, 2001, Rural Cellular Corporation (the “Company”) established the Rural Cellular Corporation Key Employee Deferred Compensation Plan (the “Plan”), which Plan is now in full force and effect.  The Compensation Committee of the Company’s Board of Directors now desires to amend the Plan in certain respects and, to accomplish this, it has adopted the following amendments to the Plan:

1.                             Section 1.12 of the Plan is amended in its entirety, to read as follows:

“1.12                        Matching Contribution Percentage.  The percentage, if any, that will be used in determining the amount of matching contributions to be made on behalf of a Participant pursuant to Section 3.2(a).  The Matching Contribution Percentage for a payroll period ending after December 31, 2001 will be established by the Plan Administrator, acting in its sole and exclusive discretion.  If the Plan Administrator does not establish a Matching Contribution Percentage for any such payroll period, the Matching Contribution Percentage for that payroll period will be 0%.”

2.                             Section 1.13 of the Plan is amended in its entirety, to read as follows:

“1.13                       Matching Contribution Compensation Percentage.  The maximum percentage of a Participant’s Compensation that may be contributed to the Plan and to the Savings and Profit Sharing Plan as matching contributions for any payroll period.  The Matching Contribution Compensation Percentage for a payroll period ending after December 31, 2001 will be established by the Plan Administrator, acting in its sole and exclusive discretion.  If the Plan Administrator does not establish a Matching Contribution Compensation Percentage for any such payroll period, the Matching Contribution Percentage for that payroll period will be 3%.”

3.                             Section 1.18 of the Plan is amended in its entirety, to read as follows:

“1.18                       Profit Sharing Contribution Percentage.  The percentage, if any, that will be used in determining the amount of profit sharing contributions to be made on behalf of a Participant pursuant to Section 3.2(b).  The Profit Sharing Contribution Percentage for a payroll period ending after December 31, 2001 will be established by the Plan Administrator, acting in its sole and exclusive discretion.  If the Plan Administrator does not establish a Profit Sharing Contribution Percentage for any such payroll period, the Profit Sharing Contribution Percentage for the payroll period will be 0%.”

The foregoing amendments are effective as of January 1, 2002.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer, this 22nd day of February, 2002.

RURAL CELLULAR CORPORATION

By	/s/ Richard P. Ekstrand
Its President

The undersigned hereby consent to the adoption of the foregoing amendments effective as of January 1, 2002.

Date: February 22, 2002	/s/ Richard P. Ekstrand
Richard P. Ekstrand

Date: February 22, 2002	/s/ Ann K. Newhall
Ann K. Newhall

Date: February 22, 2002	/s/ Wesley E. Schultz
Wesley E. Schultz